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                                                                      EXHIBIT 11

        STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS - UNAUDITED

   The Company reports net income (loss) per share data on primary and fully diluted bases. Primary net income (loss) per share is based upon the weighted average number of outstanding common shares and common equivalent shares from stock options. Fully diluted net income (loss) per share is based upon (a) the weighted average number of outstanding common shares and common equivalent shares from stock options and adjusted for the assumed conversion of the 7% convertible subordinated debentures and (b) net income (loss) increased by the expenses on the debentures. Computations of net income (loss) per share on the primary and fully diluted bases for 1994, 1993 and 1992 were:

PRIMARY NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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(IN THOUSANDS, EXCEPT PER SHARE DATA)                                              1994            1993           1992
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

Loss from continuing operations                                               $ (28,080)   $    (79,872)   $   (15,983)
Loss from discontinued operations                                                (1,890)        (10,623)        (6,195)
Extraordinary gain                                                                    -               -            956
Cumulative effects of accounting changes                                              -           4,500         (8,052)
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Net loss                                                                      $ (29,970)   $    (85,995)   $   (29,274)
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Weighted average common shares outstanding                                        7,310           7,330          7,254
Weighted average common equivalent shares from stock options                          -               -             18
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Weighted average common shares and equivalent shares                              7,310           7,330          7,272
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Primary net income (loss) per share and equivalent share from:
   Continuing operations                                                      $   (3.84)   $     (10.89)   $     (2.20)
   Discontinued operations                                                        (0.26)          (1.45)         (0.85)
   Extraordinary gain                                                                 -               -           0.13
   Cumulative effects of accounting changes                                           -            0.61          (1.11)
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Primary net loss per share and equivalent share (1)                           $   (4.10)   $     (11.73)   $     (4.03)
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FULLY DILUTED NET INCOME (LOSS) PER SHARE AND EQUIVALENT SHARE
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Loss from continuing operations                                               $ (28,080)   $    (79,872)   $   (15,983)
Loss from discontinued operations                                                (1,890)        (10,623)        (6,195)
Extraordinary gain                                                                    -               -            956
Cumulative effects of accounting changes                                              -           4,500         (8,052)
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Net loss                                                                        (29,970)        (85,995)       (29,274)
Debenture interest and issuance costs                                             1,204           1,213          1,330
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Adjusted net loss                                                             $ (28,766)   $    (84,782)   $   (27,944)
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Weighted average common shares outstanding                                        7,310           7,330          7,254
Weighted average common equivalent shares
   Stock options                                                                      -               -             18
   7% convertible debentures                                                        804             804            881
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Weighted average common shares and equivalent shares                              8,114           8,134          8,153
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Fully diluted net income (loss) per share and equivalent share from:
   Continuing operations                                                      $   (3.84)   $     (10.89)   $     (2.20)
   Discontinued operations                                                        (0.26)          (1.45)         (0.85)
   Extraordinary gain                                                                                             0.13
   Cumulative effects of accounting changes                                           -            0.61          (1.11)
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Fully diluted net loss per share and equivalent share                         $   (4.10)   $     (11.73)   $     (4.03)
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
(1) For 1994, 1993 and 1992 the primary and fully diluted net loss per share were the same because the fully diluted computation was antidilutive.